Series 1
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- -------------- ---------------
            TRUSTEE                   FOR          WITHHELD     PERCENTAGE FOR
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOHN J. BRENNAN                  5,926,100,285    106,812,755           98.2%
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
CHARLES D. ELLIS                 5,923,994,729    108,918,311           98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
RAJIV L. GUPTA                   5,914,398,091    118,514,950           98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOANN HEFFERNAN HEISEN           5,924,536,911    108,376,130           98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
BURTON G. MALKIEL                5,909,776,794    123,136,247           98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
ALFRED M. RANKIN, JR.            5,928,736,052    104,176,988           98.3
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
J. LAWRENCE WILSON               5,916,733,430    116,179,610           98.1
-------------------------------- --------------- -------------- ---------------
* Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

---------------- --------------- -------------- -------------   ---------------
       FOR           AGAINST         ABSTAIN        BROKER         PERCENTAGE
                                                  NON-VOTES           FOR
---------------- --------------- -------------- ------------    ---------------
---------------- --------------- -------------- ------------    ---------------
5,011,030,346       231,695,446    130,267,095   191,141,632         90.1%
---------------- --------------- -------------- ------------    ---------------

o CHANGE THE FUND'S POLICY ON BORROWING MONEY. This change enables the fund to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objective or risk profile.

---------------- --------------- -------------- -----------     ---------------
       FOR             AGAINST        ABSTAIN       BROKER         PERCENTAGE
                                                   NON-VOTES          FOR
---------------- --------------- -------------- ------------    ---------------
---------------- --------------- -------------- ------------    ---------------
4,939,833,976       264,589,319     168,569,591  191,141,632         88.8%
---------------- --------------- -------------- ------------    ---------------

Note: Vote tabulations are rounded to the nearest whole number.